UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

June 14, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2012, Heritage Bankshares, Inc. (“Heritage”) held its 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) in Norfolk, Virginia. Proxies with respect to the matters voted on at the 2012 Annual Meeting were solicited by Heritage under Regulation 14A of the Securities Exchange Act of 1934, as amended, pursuant to its Proxy Statement dated April 26, 2012.

A total of 2,305,965 shares of Heritage common stock were issued and outstanding on April 16, 2012, the record date for the 2012 Annual Meeting. At the 2012 Annual Meeting, 1,682,734 shares of common stock were present either in person or by proxy, representing 73.0% of the outstanding shares of common stock and constituting a quorum.

A brief description and the final results of the voting for each matter submitted to a vote of shareholders at the 2012 Annual Meeting follows:

Proposal One: Election of Directors

All persons nominated for election as “Class 3” directors were elected by the shareholders to serve for three-year terms, until the 2015 Annual Meeting of Shareholders, and until their successors are elected and qualified. The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Lisa F. Chandler	1,262,991	2,458	417,285
Stephen A. Johnsen	1,259,413	6,036	417,285
Thomas G. Johnson, III	1,188,813	76,636	417,285
Charles R. Malbon, Jr.	1,259,413	6,036	417,285
L. Allan Parrott, Jr.	1,262,699	2,750	417,285

Proposal Two: Ratification of Independent Registered Public Accounting Firm

The shareholders voted on and approved the ratification of Elliott Davis LLC as Heritage’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes on this proposal were as follows:

For	Against	Abstain
1,681,739	200	795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: June 14, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer